UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2023

THE OLB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52994	13-4188568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1120 Avenue of the Americas, 4th Floor, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 278-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OLB	Nasdaq Capital Market

Item 8.01. Other Events.

On December 5, 2023, The OLB Group, Inc. (the “Company”) filed its Definitive Proxy Statement relating to the Annual Meeting the stockholders of the Company to be held on December 29, 2023 (the “Proxy Statement”). Subsequent to filing, the Company was informed by Mr. John Herzog that the Proxy Statement erroneously disclosed that he held shares of common stock underlying 802,875 Series A Warrants to purchase one share of common stock each at a purchase price of $9.00 per share and 200,719 Series B Warrants to purchase one share of common stock each at a purchase price of $4.50 per share. Mr. Herzog reported a disposition of all of the Warrants on a Statement of Changes in Beneficial Ownership on Form 4 filed on June 12, 2023. As a result, the following reflects the Beneficial Ownership of Principal Stockholders, Officers and Directors with the Warrants removed.

 BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to our common stock beneficially owned as of the Record Date by (a) each person who is known by our management to be the beneficial owner of more than 5% of our outstanding common stock, (b) each of our directors and executive officers, and (c) all directors and executive officers as a group:

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned**		Percent of Common Stock Beneficially Owned(1)**	Shares of Series A Preferred Stock Beneficially Owned(2)**	Percent of Series A Preferred Stock Beneficially Owned(2)**	Number of Voting Shares Beneficially Owned**		Percent of Voting Shares Beneficially Owned(4)**
5% Beneficial Owners
John Herzog(4)	1,044,740		6.5%	—	—	1,044,740		6.5%
Directors and Officers
Ronny Yakov	4,782,132	(5)	31.2%	113,444	100%	4,945,576	(5)	31.7%
Rachel Boulds	834		*	—	—	833		*
Patrick Smith(6)	563,141		3.7%	—	—	563,141		3.7%
Alina Dulimof	52,131		*	—	—	10,800		*
Ehud Ernst	76,186		*	—	—	14,039		*
Amir Sternhell	60,455		*	—	—	19,133		*
All directors and executive officers as a group (6 persons)	5,534,879		36.1%	113,444	100%	5,924,527		38.1%
____________

*	Less than 1%.
**	Under SEC rules, beneficial ownership includes shares over which the individual or entity has voting or investment power and any shares which the individual or entity has the right to acquire within sixty days.
(1	Percentage ownership of common stock is based on 15,334,077 shares of Common Stock plus 113,443 shares of common stock underlying Series A Preferred Stock outstanding on the Record Date for which holders will exercise voting power on an as-converted basis.
(2)	The number of shares and percentage ownership of Series A Preferred Stock is presented on an as-converted basis and is based on 1,021 shares of Series A Preferred Stock outstanding (which such shares of Series A Preferred Stock are convertible into 113,443 shares of common stock accordance with the Certificate of Designations (as hereinafter defined)). The holders of the Series A Preferred Stock have the right to vote their shares of Series A Preferred Stock with the holders of common stock on an as-converted basis.
(3)	Percentage of voting stock is based on 15,334,077 shares of Common Stock and 1,021 shares of Series A Preferred Stock (convertible into 113,443 shares of common stock) outstanding on November 29, 2023.
(4)	Includes (a) 925,516 shares held by John E. Herzog, (b) 109,224 shares held by John E. Herzog Revocable Trust under an agreement dated February 7, 2014, for which John E. Herzog is the sole Trustee, and (c) 10,000 shares held in an individual retirement account. As reported on Schedule 13G filed with the SEC on June 21, 2023.
(5)	Includes (i) 176,668 vested options, (ii) 113,444 shares of common stock underlying Series A Preferred Stock, and (iii) shares of common stock underlying 227,003 Series A Warrants to purchase one share of common stock each at a purchase price of $9.00 per share and 56,751 Series B Warrants to purchase one share of common stock each at a purchase price of $4.50 per share, which warrants are exercisable within 60 days of this Annual Report.
(6)	Consists of 312,318 vested options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2023

THE OLB GROUP

By:	/s/ Ronny Yakov
Name: Title:	Ronny Yakov Chief Executive Officer